Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements below of Old National Bancorp of our report dated March 11, 2022, relating to the consolidated financial statements of First Midwest Bancorp, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in this Current Report on Form 8-K/A of Old National Bancorp.
1.Form S-3 No. 333-120545 pertaining to the Old National Bancorp Amended and Restated Stock Purchase and Dividend Reinvestment Plan;
2.Form S-3 No. 333-258774 pertaining to the Old National Bancorp Amended and Restated Stock Purchase and Dividend Reinvestment Plan;
3.Form S-3 No. 333-238986 pertaining to the registration of Old National Bancorp’s securities on a universal shelf registration statement;
4.Form S-4 No. 333-257536 pertaining to the registration of equity securities in connection with the acquisition of First Midwest Bancorp, Inc.;
5.Form S-8 No. 333-152769 pertaining to the Old National Bancorp 2008 Incentive Compensation Plan;
6.Form S-8 No. 333-161395 pertaining to the Old National Bancorp Employee Stock Purchase Plan;
7.Form S-8 No. 333-197938 pertaining to the United Bancorp, Inc. 1999 Stock Option Plan, the United Bancorp, Inc. 2005 Stock Option Plan and the United Bancorp, Inc. Stock Incentive Plan of 2010.

/s/ Ernst & Young LLP

Chicago, Illinois
April 29, 2022